                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                                          Pursuant to Section 13 or 15(d)
                                      of the Securities Exchange Act of 1934

                                         Date of Report: February 8, 2002
                               (Date of earliest event reported: February 1 , 2002)

                                          Commission File Number 1-14323

                                         ENTERPRISE PRODUCTS PARTNERS L.P.
                              (Exact name of Registrant as specified in its charter)

                         DELAWARE                                                   76-0568219
              (State or other jurisdiction of                                    (I.R.S. Employer
              incorporation or organization)                                   Identification No.)

                   2727 North Loop West
                      Houston, Texas                                                  77008
         (Address of principal executive offices)                                   (Zip code)

                                                   (713) 880-6500
                                 (Registrant's telephone number including area code)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Purchase of Diamond-Koch storage assets

         On January 17, 2002, we completed the purchase of various hydrocarbon storage assets from affiliates of
Valero Energy Corporation and Koch Industries, Inc.  The purchase price of the storage assets was approximately
$129 million (subject to certain post-closing adjustments) and will be accounted for as an asset purchase.  The purchase price was funded entirely by internally generated funds.  The effective date of the purchase was January
1, 2002.

         The storage facilities consist of 30 salt dome storage caverns with a total permitted capacity of 77 million barrels, local distribution pipelines and related equipment.  The facilities provide storage services for mixed natural gas liquids, ethane, propane, butanes, natural gasoline and olefins (such as ethylene), polymer grade propylene, chemical grade propylene and refinery grade propylene.  The facilities are located in Mont
Belvieu, Texas and serve the largest petrochemical and refinery complex in the United States.  We will continue such use of these assets and integrate them into our existing storage operations located in Mont Belvieu.

         Purchase of Diamond-Koch propylene fractionation assets

         On February 1, 2002, we completed the purchase of various propylene fractionation assets from affiliates of Valero Energy Corporation and Koch Industries, Inc. and certain inventories of refinery grade propylene, propane and polymer grade propylene owned by such affiliates.  The purchase price of these assets was approximately $238.5 million (subject to certain post-closing adjustments) and will be accounted for as an asset purchase.  The purchase price was funded by a drawdown on our existing revolving bank credit facilities.

         The propylene fractionation assets being acquired include a 66.7% interest in a polymer grade propylene fractionation facility located in Mont Belvieu, Texas, a 50.0% interest in an entity which owns a polymer grade propylene export terminal located on the Houston Ship Channel in La Porte, Texas and varying interests in several
supporting distribution pipelines and related equipment.   The propylene fractionation facility has the capacity
to produce approximately 45,000 barrels per day of polymer grade propylene.   We will continue such use of these
assets as we integrate them into our Mont Belvieu operations.

         The names of participating lenders under our existing revolving credit facilities are First Union
National Bank, The Chase Manhattan Bank, Bank One, NA, National Australia Bank Limited, Toronto Dominion (Texas),
Inc., Fleet National Bank, The Fuji Bank, Limited, The Dai-Ichi Kangyo Bank, Limited, Bank of Tokyo - Mitsubishi,
Ltd. Houston Agency, SunTrust Bank, Westdeutsche Landesbank Gironzentrale New York Branch, Guaranty Federal Bank
F.S.B., Citibank NA, The Bank of Nova Scotia and Hibernia National Bank.

         Both the storage and propylene fractionation acquisitions have been approved by the requisite regulatory authorities.  The post-closing purchase price adjustments of both transactions are expected to be completed during the second quarter of 2002.  A copy of our press releases announcing the completion of the transactions and both purchase and sale agreements are attached hereto as exhibits.  The filing of this report was not required until completion of the second transaction raised the combined acquisitions to a level of materiality in respect to our business.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired.

              Not applicable.

(b)      Pro forma financial information.

              Not applicable.

(c)      Exhibits.

         Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to the Purchase and Sale
Agreements (all of which are listed therein) have been omitted from this Item 7(c).  We hereby agree to furnish supplementally a copy of any such omitted item to the Securities and Exchange Commission upon request.

         10.1     Purchase and Sale Agreement dated as of January 16, 2002 by and between Diamond-Koch, L.P. and
                  Diamond-Koch III, L.P. and Enterprise Products Texas Operating L.P.
         10.2     Purchase and Sale Agreement dated as of January 31, 2002 by and between D-K Diamond-Koch, L.L.C.,
                  Diamond-Koch, L.P. and Diamond-Koch III, L.P. (collectively, the "Sellers") and Enterprise
                  Products Operating L.P. (the "Buyer").
         99.1     Press Release dated January 17, 2002 regarding completion of storage asset purchase.
         99.2     Press Release dated February 4, 2002 regarding completion of propylene fractionation asset purchase.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ENTERPRISE PRODUCTS PARTNERS L.P.

                                            By:   Enterprise Products GP, LLC, its general partner

Date:  February 8, 2002                     By:      /s/ Michael J. Knesek
                                                     --------------------------------
                                                     Michael J. Knesek
                                                     Vice President, Controller, and
                                                     Principal Accounting Officer of
                                                     Enterprise Products GP, LLC